Exhibit 99.1

FlexShopper, Inc. Reports Second Quarter 2022 Financial Results

BOCA RATON, Fla., August 10, 2022 (GLOBE NEWSWIRE) -- FlexShopper, Inc. (Nasdaq:FPAY) (“FlexShopper”), a leading national online lease-to-own (“LTO”) retailer and LTO payment solution provider, today announced its financial results for the quarter ended June 30, 2022.

Results for Quarter Ended June 30, 2022 vs. Quarter Ended June 30, 2021:

●	Total fundings increased 64.5% to $32.8 million from $19.9 million consisting of gross lease originations with no change of $19.9 million and loan participations up ~16,490% from $78 thousand to $12.9 million

●	Total net lease revenues and fees decreased 0.6% to $30.5 million from $30.7 million

●	Total net loan revenues and fees increased 23,209% to $6.1 million from $26 thousand

●	Gross profit increased 58.2% to $17.5 million from $11.1 million

●	Adjusted EBITDA[1] increased to $6.4 million compared to $2.1 million

●	Net income of $14.4 million compared with net income of $942 thousand

●	Net income attributable to common stockholders of $13.8 million, or $0.51 per diluted share, compared to net income attributable to common stockholders of $332 thousand, or $0.01 per diluted share

Results for Six Months Ended June 30, 2022 vs. Six Months Ended June 30, 2021:

●	Total fundings increased 31.9% to $54.0 million from $40.9 million consisting of gross lease originations decreasing from $40.8 to $36.1 million and loan participations up ~10,090% from $175 thousand to $17.9 million

●	Total net lease revenues and fees decreased 8.2% to $58.2 million from $63.4 million

●	Total net loan revenues and fees increased 12,342% to $7.3 million from $58 thousand

●	Gross profit increased 26.1% to $26.9 million from $21.3 million

●	Adjusted EBITDA[1] increased to $6.3 million compared to $4.6 million

●	Net income of $12.0 million compared with net income of $943 thousand

●	Net income attributable to common stockholders of $10.8 million, or $0.42 per diluted share, compared to net loss attributable to common stockholders of $(276) thousand, or $(0.01) per diluted share

¹	Adjusted EBITDA is a non-GAAP financial measure. Refer to the definition and reconciliation of this measure under “Non-GAAP Measures”.

“We are pleased with this quarter’s results in the face of significant economic headwinds. The Company’s historical omni-channel lease capabilities matched more recently with a complementary loan product have enabled us to continue to grow revenues while tightening underwriting standards. The diversity of our platform coupled with new sales initiatives will allow us to continue to grow in the current environment,” said Richard House, CEO of FlexShopper.

FlexShopper CEO, Richard House, FlexShopper CFO, Russ Heiser and FlexShopper COO, John Davis will discuss the Company’s recent quarter, including financial and operating results, and strategic outlook on the Company’s earnings conference call and webcast.

Conference Call and Webcast Details

Conference call

Date: Thursday, August 11, 2022

Time: 9:00 a.m. Eastern Time

Participant Dial-In Numbers:

Domestic callers: (877) 407-2988

International callers: (412) 902-0038

Webcast

The call will also be simultaneously webcast over the Internet via the “Investor” section of the Company’s website at www.flexshopper.com or by clicking on the conference call link:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=qo9OFRdT

An audio replay of the call will be archived on the Company’s website.

FLEXSHOPPER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021

Revenues:
Lease revenues and fees, net	$30,468,476	$30,662,470	$58,234,788	$63,413,801
Loan revenues and fees, net of changes in fair value	6,079,675	26,083	7,268,599	58,422
Total revenues	36,548,151	30,688,553	65,503,387	63,472,223

Costs and expenses:
Cost of lease revenues and merchandise sold	18,207,305	19,490,864	37,367,916	41,954,420
Loan origination costs and fees	804,228	111,787	1,229,741	175,184
Marketing	3,770,820	1,914,095	5,784,935	3,746,835
Salaries and benefits	3,014,920	2,747,005	5,979,362	5,656,324
Operating expenses	5,748,286	5,213,789	11,421,488	9,328,213
Total costs and expenses	31,545,559	29,477,540	61,783,442	60,860,976

Operating income	5,002,592	1,211,013	3,719,945	2,611,247

Gain on extinguishment of debt	-	1,931,825	-	1,931,825
Interest expense including amortization of debt issuance costs	(2,347,838)	(1,222,400)	(4,305,906)	(2,621,397)
Income /(loss) before income taxes	2,654,754	1,920,438	(585,961)	1,921,675
Benefit /(expense) from income taxes	11,734,467	(978,244)	12,594,247	(978,244)
Net income	14,389,221	942,194	12,008,286	943,431

Dividends on Series 2 Convertible Preferred Shares	(609,777)	(609,773)	(1,219,554)	(1,219,545)
Net income/(loss) attributable to common and Series 1 Convertible Preferred shareholders	$13,779,444	332,421	10,788,732	(276,114)

Basic and diluted income/(loss) per common share:
Basic	$0.63	0.02	0.49	(0.01)
Diluted	0.51	$0.01	0.42	(0.01)

WEIGHTED AVERAGE COMMON SHARES:
Basic	21,605,234	21,605,461	21,576,312	21,375,096
Diluted	27,898,824	23,603,477	28,193,268	21,375,096

FLEXSHOPPER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2022	2021
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash	$4,988,308	$4,986,559
Restricted cash	461,649	108,083
Accounts receivable, net	33,050,840	26,338,883
Loans receivable at fair value	22,534,033	3,560,108
Prepaid expenses	1,113,554	957,527
Lease merchandise, net	36,136,995	40,942,112
Total current assets	98,285,379	76,893,272

Property and equipment, net	9,399,753	7,841,206
Other assets, net	76,040	77,578
Deferred tax asset, net	12,244,068	-
Total assets	$120,005,240	$84,812,056

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,242,163	$7,982,180
Accrued payroll and related taxes	416,734	391,078
Promissory notes to related parties, net of $0 at 2022 and $1,274 at 2021 of unamortized issuance costs, including accrued interest	1,167,871	1,053,088
Accrued expenses	4,777,278	2,987,646
Lease liability - current portion	189,804	172,732
Total current liabilities	11,793,850	12,586,724

Loan payable under credit agreement to beneficial shareholder, net of $394,396 at 2022 and $413,076 at 2021 of unamortized issuance costs	66,755,604	50,061,924
Promissory notes to related parties, net of current portion	10,750,000	3,750,000
Deferred income tax liability	178,160	495,166
Lease liabilities net of current portion	1,675,959	1,774,623
Total liabilities	91,153,573	68,668,437

STOCKHOLDERS’ EQUITY
Series 1 Convertible Preferred Stock, $0.001 par value - authorized 250,000 shares, issued and outstanding 170,332 shares at $5.00 stated value	851,660	851,660
Series 2 Convertible Preferred Stock, $0.001 par value - authorized 25,000 shares, issued and outstanding 21,952 shares at $1,000 stated value	21,952,000	21,952,000
Common stock, $0.0001 par value- authorized 40,000,000 shares, issued and outstanding 21,605,234 shares at June 30, 2022 and 21,442,278 shares at December 31, 2021	2,161	2,144
Additional paid in capital	39,259,862	38,560,117
Accumulated deficit	(33,214,016)	(45,222,302)
Total stockholders’ equity	28,851,667	16,143,619
	$120,005,240	$84,812,056

FLEXSHOPPER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six months ended June 30, 2022 and 2021

(unaudited)

	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,008,286	$943,431
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and impairment of lease merchandise	37,367,916	39,064,981
Other depreciation and amortization	2,059,323	1,324,049
Amortization of debt issuance costs	106,886	134,580
Compensation expense related to stock-based compensation and warrants	562,705	1,034,334
Provision for doubtful accounts	27,563,993	18,778,392
Proceeds from sale of lease receivables	6,604,507	-
Interest in kind added to promissory notes balance	113,509	9,461
Deferred income tax	(12,561,074)	378,859
Gain on debt extinguishment	-	(1,931,825)
Net changes in the fair value of loans receivable at fair value	(2,457,851)	58,575
Changes in operating assets and liabilities:
Accounts receivable	(40,880,457)	(21,775,777)
Loans receivable at fair value	(16,516,074)	(179,141)
Prepaid expenses and other	(155,773)	(174,222)
Lease merchandise	(32,562,799)	(33,875,960)
Security deposits	-	4,280
Lease liabilities	(5,091)	(2,598)
Accounts payable	(2,740,017)	(4,105,547)
Accrued payroll and related taxes	25,656	438,010
Accrued expenses	1,794,983	(158,248)
Net cash used in operating activities	(19,671,372)	(34,366)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment, including capitalized software costs and data costs	(3,687,241)	(1,367,154)
Net cash used in investing activities	(3,687,241)	(1,367,154)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan payable under credit agreement	17,800,000	3,500,000
Repayment of loan payable under credit agreement	(1,125,000)	(4,975,000)
Debt issuance related costs	(86,932)	(526,565)
Proceeds from exercise of stock options	137,057	17,126
Proceeds from promissory notes, net of fees	7,000,000	-
Principal payment under finance lease obligation	(5,592)	(2,457)
Repayment of installment loan	(5,605)	(5,603)
Net cash provided by/(used in) financing activities	23,713,928	(1,992,499)

INCREASE / (DECREASE) IN CASH and RESTRICTED CASH	355,315	(3,394,019)

CASH and RESTRICTED CASH, beginning of period	5,094,642	8,541,232

CASH and RESTRICTED CASH, end of period	$5,449,957	$5,147,213

Supplemental cash flow information:
Interest paid	$3,953,765	$2,506,589

Non-GAAP Measures

We regularly review a number of metrics, including the following key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions.

Adjusted EBITDA represents net income before interest, stock-based compensation, taxes, depreciation (other than depreciation of leased inventory), amortization, and one-time or non-recurring items. We believe that Adjusted EBITDA provides us with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes.

Key performance metrics for the three and six months ended June 30, 2022 and 2021 were as follows:

	Three months ended June 30,
	2022	2021	$ Change	% Change
Adjusted EBITDA:
Net income	$14,389,221	$942,194	$13,447,027	1,427.2
Income taxes	(11,734,467)	978,244	(12,712,711)	(1,299.5)
Amortization of debt issuance costs	56,283	42,877	13,406	31.3
Other amortization and depreciation	1,122,263	672,656	449,607	66.8
Interest expense	2,291,555	1,179,523	1,112,032	94.3
Stock-based compensation	257,476	249,222	8,254	3.3
Gain on debt extinguishment	-	(1,931,825)	1,931,825	-
Adjusted EBITDA	$6,382,331	$2,132,891	$4,249,440	199.2

	Six months ended June 30,
	2022	2021	$ Change	% Change
Adjusted EBITDA:
Net income	$12,008,286	$943,431	$11,064,855	1,172.8
Income taxes	(12,594,247)	978,244	(13,572,491)	(1,387.4)
Amortization of debt issuance costs	106,886	134,580	(27,694)	(20.6)
Other amortization and depreciation	2,059,323	1,324,049	735,274	55.5
Interest expense	4,199,020	2,486,817	1,712,203	68.9
Stock-based compensation	562,705	629,486	(66,781)	(10.6)
Product/ infrastructure expenses	-	10,000	(10,000)
Gain on debt extinguishment	-	(1,931,825)	1,931,825	-
Adjusted EBITDA	$6,341,973	$4,574,782	$1,767,191	38.6

The Company refers to Adjusted EBITDA in the above table as the Company uses this measure to evaluate operating performance and to make strategic decisions about the Company. Management believes that Adjusted EBITDA provides relevant and useful information which is widely used by analysts, investors and competitors in its industry in assessing performance.

About FlexShopper

FlexShopper, LLC, a wholly owned subsidiary of FlexShopper, Inc. (FPAY), is a financial and technology company that provides brand name electronics, home furnishings and other durable goods to consumers on a lease-to-own (LTO) basis through its e-commerce marketplace (www.FlexShopper.com) as well as its patented systems. FlexShopper also provides LTO technology platforms to retailers and e-retailers to facilitate transactions with consumers that want to acquire their products, but do not have sufficient cash or credit. FlexShopper approves consumers utilizing its proprietary consumer screening model, collects from consumers under an LTO contract and funds the LTO transactions by paying merchants for the goods.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate,” or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding expectations of lease originations during the holiday season, the expansion of our lease-to-own program; expectations concerning our partnerships with retail partners; investments in, and the success of, our underwriting technology and risk analytics platform; our ability to collect payments due from customers; expected future operating results and; expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our limited operating history, limited cash and history of losses; our ability to obtain adequate financing to fund our business operations in the future; the failure to successfully manage and grow our FlexShopper.com e-commerce platform; our ability to maintain compliance with financial covenants under our credit agreement; our dependence on the success of our third-party retail partners and our continued relationships with them; our compliance with various federal, state and local laws and regulations, including those related to consumer protection; the failure to protect the integrity and security of customer and employee information; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. The forward-looking statements made in this release speak only as of the date of this release, and FlexShopper assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Contact:

FlexShopper, Inc.

Investor Relations

ir@flexshopper.com

FlexShopper, Inc.